EXHIBIT 23 A


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Westbank Corporation on Form S-8 for the 1985 Incentive Stock Option Plan for Key Employees, As Amended and Adjusted, of our report dated February 6, 1998, appearing in the Annual Report on form 10-K of Westbank Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Hartford, CT
May 27, 1998